UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

STERIS plc STERIS Irish FinCo Unlimited Company	Ireland Ireland	98-1455064 98-1271422
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

70 Sir John Rogerson’s Quay

Dublin 2 Ireland D02 R296

+353 1 232 2000

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.700% Senior Notes due 2031 3.750% Senior Notes due 2051	The New York Stock Exchange The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-254608

Securities to be registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE

On March 23, 2021, STERIS plc, an Irish public limited company (“STERIS”), and certain of its wholly owned subsidiaries, including STERIS Irish FinCo Unlimited Company, an Irish public unlimited company (the “Issuer”), filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-254608) (the “Registration Statement”) relating to, among other securities, certain debt securities of the Issuer that may be guaranteed by STERIS.

On March 26, 2021, STERIS and the Issuer filed with the Commission pursuant to rule 424(b) under the Securities Act of 1933 a prospectus supplement dated March 24, 2021 (the “Prospectus Supplement”) to the prospectus constituting a part of the Registration Statement (the “Prospectus”) relating to the issuance and sale of 2.700% Senior Notes due 2031 and 3.750% Senior Notes due 2051.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information set forth under the caption “Description of notes” in the Prospectus Supplement, and under the captions “Description of Debt Securities” in the Prospectus.

Item 2. Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of April 1, 2021, among STERIS Irish FinCo Unlimited Company, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to STERIS plc’s Current Report on Form 8-K (SEC File No. 001-38848)

4.2	Supplemental Indenture, dated as of April 1, 2021, among STERIS Irish FinCo Unlimited Company, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to STERIS plc’s Current Report on Form 8-K (SEC File No. 001-38848)

4.3	Form of 2.700% Notes due 2031 (included in Exhibit 4.2 hereof)

4.4	Form of 3.750% Notes due 2051 (included in Exhibit 4.2 hereof)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 1, 2021

STERIS PLC
(Registrant)

By	/s/ Michael J. Tokich
Name:	Michael J. Tokich
Title:	Senior Vice President and Chief Financial Officer

STERIS IRISH FINCO UNLIMITED COMPANY
(Registrant)

By	/s/ Michael J. Tokich
Name:	Michael J. Tokich
Title:	Director